Exhibit 99.1



                           Memorandum of Understanding

     This Memorandum of Understanding ("MOU") memorializes the principal terms between Founder Technology Group Corp. ("Founder"), an entity organized under the laws of the People's Republic of China ("PRC"), with address at Zhongguancun Founder Building, No. 298 Chengfu Road, Haidian District, Beijing 100871, PRC and its affiliates; and More Energy Ltd., an Israeli company ("More") and a wholly owned subsidiary of Medis Technologies, Ltd. ("Medis"), a Corporation organized under the laws of Delaware in the United States of America ("USA") with address at 805 Third Avenue, New York, N.Y. 10022, USA, and its affiliates; reflecting the parties' understanding and agreements concerning their cooperation on the manufacturing and distribution of products based on Medis' technologies ("Products") in the Greater China (PRC, Hong Kong and Taiwan) region.

     WHEREAS, Founder is a premier conglomerate in the PRC, with one of its principal lines of business being in the Information Technology arena, including consumer electronics, with manufacturing and distribution infrastructures throughout China; and

     WHEREAS, Medis and its affiliates have developed a proprietary Direct Liquid Fuel Cell technology and have qualified the first product application based on such technology in the form of a small portable pack for charging various hand-held electronic devices (herein referred to as "Power Pack"). Power Pack has already passed Underwriters Laboratory ("UL") testing in the US. Medis is continuing to develop other products based on the same Direct Liquid Fuel Cell technology; and

     WHEREAS, Medis is starting mass production of Power Packs in fully automated manufacturing lines in June of 2007 in Ireland; and this represents the beginning of mass distribution and mass usage by end users of Power Packs from mass production lines;

     WHEREAS, both parties would desire a partnership where Founder will manufacture and distribute Medis Products, starting with the Power Pack, for the Greater China market consisting of both consumers ("B2C") markets and the enterprises ("B2B") markets (such as government and Chinese Mobile Phone carriers.); and.

     WHEREAS, in the People's Republic of China, Power Pack falls in a category of products that must undergo certain Chinese governmental agencies testing, and appropriate permits must be issued ("Chinese Regulatory Approval") before it can be sold to the public; and

     WHEREAS, the Chinese Ministry of Information Industry ("MII") has recently mandated that starting June 14, 2007 all cell phones in China, regardless of manufacturer, will have a standard charger, with a USB access, so that all cell phones can be charged through lap tops ("Chinese MII Cell Phone Charger Standard").

NOW THEREFORE, Founder and Medis (the "Parties") agree to the following terms and conditions to commence the cooperation:

1. Upon the signing of this MOU, Founder will immediately purchase 100 Power Packs for $9 per unit [and appropriate number of connector tips ($.25 per unit) and Power Management System ("PMS") ($3 per unit]. The 100 Power Packs will be used for Chinese Regulatory Approval as described in (2) below, and to commence B2B marketing as described in (3) below and B2C marketing as described in (4) below. Founder will immediately form a dedicated Project Team ("Project Team") that will coordinate with Medis for the purpose of gaining Chinese Regulatory Approval; understanding the Chinese B2B and B2C markets, and jointly formulating product and marketing plans specific to the Chinese market. The Project Team will coordinate, conduct status meetings with, and report periodically to its Medis counter part(s).


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2.   Founder will  immediately  submit  Power Pack  samples to relevant  Chinese regulatory agencies for testing, approval and permits so that Power Pack's can be sold to the Chinese public ("B2C" markets).

     2.1.1. Founder will be responsible for costs associated with Chinese Regulatory Approval and specific project management that will expedite and effectuate the approval and required permits.

     2.1.2. In order to take full advantage of the Medis experience in successfully completing the US UL approval process (including the definition with UL of the test protocols to apply), Medis may participate in all aspects of the Chinese Regulatory Approval process as appropriate to achieve a successful result. The Founder Project Team will coordinate with Medis such efforts that are required. This participation may include all meetings with Chinese regulatory authorities and in the actual performance of the necessary tests and test result analysis to the extent appropriate. The Project Team and Medis will coordinate the details of this interaction to ensure Medis representatives can add value in the process.

3. Concurrent with the signing of this MOU, Founder will immediately begin marketing of the Power Pack to Chinese governmental entities, Chinese mobile phone carriers, and entities that might provide an entry for Power Pack to be used by the 2008 Beijing Olympics support personnel ("B2B" markets).

     3.1. Medis will assign a senior sales / marketing executive to physically accompany Founder personnel in meetings with Chinese mobile phone carriers and the Chinese government. Medis will provide marketing and technical support to Founder as needed to explore the Chinese B2B markets.

     3.2. Founder will immediately provide the Chinese MII Cell Phone Charger Standard specifications. Medis will provide (if not already available, develop and provide) a Power Management System / Connector Tip that conforms to the Chinese MII Cell Phone Charger Standard within a commercially reasonable amount of time. Medis will be prepared to make such statements to Chinese mobile phone carriers.

4. Immediately after the formation of the Project Team, Founder will, together with Medis' input (and participation if desired by Medis), conduct B2C market studies, including the use of focus groups, to ascertain and quantify the demand and pricing elasticity of Power Packs in China. The study results will be made fully available to Medis.

     4.1.Medis will make quality statistics from its fully automated lines available to Founder.

5. The Exclusive Negotiation Period will expire four months from the date Chinese Regulatory Approval is granted, but not later than September 1, 2008. The Exclusive Negotiation Period will be used to reach a Definitive Agreement on Distribution and Manufacturing for China ("Definitive
     Agreement on D&M"). During this period, Medis will not enter into discussions with any other Chinese entities on manufacturing or distributing its technologies and Product(s) for the Chinese market. It is anticipated that efforts described in (3) and (4) above are being conducted concurrent with the Chinese Regulatory Approval period. These efforts will yield quantitative and qualitative results that will be used by Medis and Founder jointly in its negotiation of the Definitive Agreement on D&M.

6. In the event that Power Pack does not pass Chinese Regulatory Approval, the parties will have no more obligations to each other.

7.   Concurrent   with  the  signing  of  this  MOU,   Founder  will  execute  a
     Non-Disclosure Agreement with Medis.


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     7.1.Medis will make available to Founder its future product plans and their current state of development.

     7.2. As part of the final Definitive Agreement on D&M signing and implementation, Medis will also share details of its fully automated manufacturing line in Ireland and assist in any studies that Founder will undertake to quantify the capital costs and operating costs of building its own manufacturing lines.

8. It is anticipated that at the execution of the Definitive Agreement for D&M at the end of the four-month Exclusive Negotiation Period, the following terms will be part of the Agreement:

     8.1.Founder will have exclusive Product(s) manufacturing rights in China.

     8.2. Founder will have exclusive Product(s) distribution rights in China if and to the extent it elects to exercise its exclusive manufacturing rights (by building additional manufacturing lines). This exclusive distribution right has an exception for other Medis partners outside of China who have worldwide distribution networks. This exclusive
          Founder China distribution rights would include Founder servicing Chinese mobile phone carriers and the Chinese government agencies.

     8.3. If Founder elects to manufacture the Product(s) itself, Founder can purchase the finished Product(s) from Medis as an interim step and distribute them in Greater China while Founder's own manufacturing lines are being ramped up. Founder understands that cost for each Power Pack is $9 and costs for connector tips and PMS are additional. Medis certifies that this cost is no more than what Medis is at that time charging any of its resellers in the same quantities and configuration ("Most Favored Nation"). Medis agree to act as a purchaser for the manufacturing line(s) from the current Medis tooling suppliers if Founder so desires; the parties will negotiate an appropriate arrangement if Medis is to act in such a role for Founder.

     8.4. Based on its understanding of Medis' future Product plans, Founder has the option to build its first manufacturing plant specifically for next generation Product(s) if Founder so elects.

     8.5.If Founder elects to not manufacture the Product(s)  itself,  but would still like to  distribute  the  Product(s)  in China;  the Parties can elect to negotiate and execute a distribution only agreement ("Distribution Agreement") under Most Favored Nation terms.

     8.6. If Founder consummates a Definitive Agreement on D&M with Medis, it is
          acknowledged   that  this  Agreement  would  encompass  the  following
          elements:

          8.6.1. Founder will buy certain proprietary components from Medis on Most Favored Nation terms; and

          8.6.2. Founder will pay a royalty to Medis for each unit of Products that it manufactures; and

          8.6.3. If Founder elects to have a spin-off entity that manufactures and distributes Direct Liquid Fuel Cell related products, Medis would reserve the right to buy into 5% of this company (an option to buy), the valuation will be negotiated as part of the Definitive Agreement on D&M.

     8.7. Founder will have a right of first negotiation on laptop related Direct Liquid Fuel Cell joint development programs in China. This right will expire the earlier of 120 days after Medis notifies Founder in writing of its interest to commence a laptop product development or upon notice from Founder that it is not interested in pursuing this laptop opportunity.

     8.8. Founder will have a right of first negotiation on a business concept of "Charging Kiosks" related Direct Liquid Fuel Cell joint development programs in China. This right will expire the earlier of


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          120 days after Medis  notifies  Founder in writing of its  interest to commence a kiosk product development or upon notice from Founder that it is not interested in pursuing this kiosk opportunity.


The parties have indicated their full acceptance of this MOU as evidenced by their signatures below:

Founder Technology Group Corp.                  More Energy Ltd.

/s/                                             /s/
   ---------------------------                  ---------------------------
By:           Date     July  31, 2007           By:          Date August 2, 2007
Its:                                            Its: